Portions omitted pursuant to a request for confidential treatment and filed separately with the SEC.

MEDIATED SETTLEMENT AGREEMENT

1.           This mediated Settlement Agreement is entered into by, between and among Red Trail Energy, LLC (“RTE”), Fagen, Inc. and Fagen Engineering, LLC, (collectively referred to as “Fagen”), and ICM, Inc. (“ICM”) as of November 8, 2010, relating to the Red Trail Energy Ethanol Plant (“Plant”). (Each, a “Party,” and, collectively, the “Parties”).

2.           RTE commenced a lawsuit against Fagen in Stark County, North Dakota, (the “Lawsuit”).  Fagen removed the Lawsuit to federal court. Fagen and RTE stipulated to remand the Lawsuit to Stark County District Court.  Proceedings in Stark County District Court will be stayed while the Parties work to execute the terms of this Agreement.  Any Party may lift the stay in Stark County District Court upon seven days written notice to the other Parties after this Agreement has been breached or terminated pursuant to its terms.

3.           The Parties have been advised of the provisions of Minn. Stat. Sec. 572.31 et seq., which are incorporated into this Agreement by reference.

4.           The following terms will be enforceable should the Plant achieve “Required Emissions” as provided in paragraph 5 below.  The following payments and releases are a negotiated resolution resulting from the Plant’s change in specified fuel from lignite to sub-bituminous coal and the parties’ various obligations and responsibilities under the Plant’s construction contract, subcontracts and documents related to the foregoing.

a.           The undersigned, and their officers, directors, members, shareholders, employees, agents, predecessors, successors, assigns, affiliates and insurers, agree to release and waive all claims by, between and among each other arising out of or regarding the Plant, including, but not limited to, any and all claims that were made or that could have been made in the Lawsuit.  In addition, Fagen and ICM represent that they have fully paid all their respective subcontractors and suppliers that worked on the project as of the date of this Agreement.

b.           RTE agrees to pay *** presently being held by the First National Bank of Omaha (“FNBO”) to Fagen in full satisfaction of RTE’s obligations to Fagen.  Within 3 business days of Fagen successfully demonstrating the Plant’s achievement of Required Emissions (as defined below), First National Bank of Omaha (“FNBO”) shall release the *** to Fagen pursuant to FNBO’s letter dated November 8, 2010.

c.           Fagen releases RTE from payment of the Note and Security Agreement and all other related documents for the *** of the subordinated debt that RTE owes Fagen.  Fagen will execute written satisfactions and releases of these documents if requested by RTE.

d.           RTE will pay to ICM *** on the Note and Security Agreement for the subordinated debt RTE owes ICM.  ICM will execute written satisfactions and releases of these documents if requested by RTE, and the Note and Security Agreement will be deemed satisfied in full.

*** Portions omitted pursuant to a request for confidential treatment and filed separately with the SEC.

e.           Notwithstanding the foregoing, the obligations of RTE to pay interest to ICM and Fagen shall continue until such time as the Plant achieves Required Emissions (as defined below).  However, such interest payments shall only become due and payable to Fagen and ICM in the event the Plant fails to achieve Required Emissions or this Agreement is otherwise voided.  If the Plant achieves Required Emissions, all interest accruing after the date of this Agreement is waived by Fagen and ICM.

f.           Upon payment and satisfaction of the Note following achievement of Required Emissions, ICM will resign as Agent under the Collateral and Agency Agreement related to the Note and Security Agreement.  RTE will work with Greenway Consulting, LLC to appoint a new Agent.

g.           ICM will pay to RTE, as damages, the sum of ***.

h.           All other amounts claimed to be due and owing between RTE and Fagen or ICM arising out of or regarding the Plant are hereby released and waived.

5.             a.           The Parties anticipate that the North Dakota Department of Health (“NDDoH”) will revise the Plant’s permit pursuant to the proposed emissions levels set forth in the Prevention of Significant Deterioration Permit Amendment Application, Revision 1, dated November 2009 (“Permit Amendment Application”), attached and incorporated by reference to this Agreement as Exhibit A.  However, the issuance of such revised permit is not a requirement or condition precedent to the parties’ obligations to perform under this Agreement.

b.           RTE represents that during normal operations that the Plant currently operates within Required Emissions (as defined below) except with respect to NOx and PM/PM 10 levels for boiler stack house particulate.  Upon execution of this Agreement, Fagen, with assistance from ICM, will provide operational and engineering assistance and recommend reasonable and industry accepted improvements to RTE for the purpose of assisting the Plant to achieve Required Emissions.  RTE and Fagen will split, on an even 50/50 basis, the costs of making Fagen’s recommended improvements to the Plant so that the Plant achieves Required Emissions.  However, RTE shall be solely responsible for the cost of installing a flue gas recirculation, syrup injection and a steam separator (collectively, “Owner’s Scope”) and shall promptly complete such installations during or immediately following the scheduled October 2010 outage.  Fagen and ICM shall be given the opportunity to witness, inspect, and verify the operability of the completed and installed Owner’s Scope and review all documents related to its design and operation so that each may become familiar with the impacts and effects of the Owner’s Scope on the testing required by this Agreement.

c.           For the purposes of this Agreement, “Required Emissions” are the North Dakota permit limits for the Plant’s emissions originating from the boiler existing at the time the Contract was executed, modified as proposed by RTE in the Permit Amendment Application, whether such proposed modifications are accepted or not by the North Dakota Department of Health.  For clarification, the emissions originating from the boiler in the permit are PM/PM10, VOC, SO2, NOx, CO and Opacity.

*** Portions omitted pursuant to a request for confidential treatment and filed separately with the SEC.

d.           There shall be a testing period of One Hundred Eighty (180) days (the “Testing Period”) during which Fagen and ICM will be provided the opportunity to demonstrate that the Plant meets Required Emissions.  The Testing Period shall not commence until (a) the Owner’s Scope has been completed and (b) Fagen and ICM have had a period of thirty (30) days to inspect, monitor and observe operation of the Plant following completion of the Owner’s Scope.  If the Plant does not achieve Required Emissions within the Testing Period, this Agreement shall be voidable at RTE’s sole discretion by written notice to Fagen and ICM, provided however, that such written notice must be served upon Fagen and ICM within ninety (90) days following completion of the Testing Period.  Should the Owner’s Scope be determined by a third-party engineer reasonably acceptable to RTE and hired at Fagen/ICM’s expense to be installed or operating incorrectly or operating in a manner that adversely affects emissions, then the Testing Period shall be extended on a day-for-day basis until the owner’s incorrect installation or operation of the Owner’s Scope is corrected.  In addition, if the third-party engineer determines during the 30-day inspection period that the Plant is in need of maintenance and/or repair, the operation of which may affect emissions originating from the boiler, RTE will cause such maintenance or repair to be made and the Testing Period shall be extended on a day-for-day basis until said maintence or repair is completed.  Additionally, the Parties agree the Testing Period will be extended by the duration of any delay to Fagen’s opportunity to meet the Required Emissions levels during the Testing Period caused by Force Majeure events beyond the control of Fagen/ICM or by other acts or failure to act by RTE.

e.           Should RTE void this Agreement for failure to achieve Required Emissions during the Testing Period, then ICM, Fagen, and RTE agree that the following provision shall survive and be enforceable among the Parties:

Fagen and ICM agree that RTE provided Fagen the opportunity to cure provided in the Contract and the Parties agree that Fagen’s opportunity and responsibility to cure was modified to allow use of the PRB coal as provided in this Agreement.

f.           Achievement of Required Emissions shall be demonstrated on the Plant through a test performed by a third-party testing company reasonably acceptable to RTE using the same sampling protocol, testing methods and durations required by the North Dakota Department of Health to prove compliance with “Required Emissions” as defined under paragraph 5(c) of this Agreement.  For pollution emissions limits based on a thirty (30) day rolling average, compliance shall be determined using the average of readings collected during a seven (7) day period.  During the test, the Plant shall not be operated in excess of its nameplate capacity.

g.           The Parties agree that the protocol attached as Exhibit B will be followed as the Parties work together in an attempt to achieve Required Emissions.

6.           Except as otherwise provided in this Agreement, by entering this Agreement the Parties do not admit liability for any Parties’ claims, counterclaims or third-party claims.  The Parties agree to hold the terms of this Agreement confidential and to not disclose the terms of this Agreement, except as required by law, normal accounting requirements, or regulatory reporting requirements.

7.           Except as required by law, normal accounting requirements, or regulatory reporting requirements, the Parties agree not to make any statement that disparages or reflects negatively on each other, including, but not limited to, statements regarding the work on the Plant or the Parties’ business practices or operation of the Plant.  The Parties will perform other actions or execute other documents reasonably necessary to effectuate the terms and intent of this Agreement.

8.           This Agreement represents the entire and integrated mediated settlement agreement between the Parties concerning the Plant.  All prior negotiations, understandings, and representations with regard to the settlement, either written or oral, are superseded by this Agreement.  This Agreement may only be modified by a writing signed by all the Parties.  The Parties intend no representations or warranties other than those expressly stated in this Agreement.  Any existing License Agreement (including the License Agreement attached as Exhibit D to the Lump Sum Design-Build Agreement Between Red Trail Energy, LLC and Fagen, Inc.) allowing RTE to use technology for operation of the Plant shall remain effective to allow RTE to use such technology for operation of the Plant consistent with the terms of the License Agreement and this Agreement.  Any modification to the Plant performed by RTE, Fagen, or ICM per this Agreement, including the Owner’s Scope, does not constitute a breach of the License Agreement.  Notwithstanding any term to the contrary in the License Agreement, the License is fully effective.  ICM hereby consents to the Owner Scope modifications to the Plant, and agrees that such modifications do not breach the License Agreement.

9.           The Parties each represent that the person executing this document has the authority to do so and that no additional individual or entity needs to approve this Agreement.  This Agreement may be executed in counterparts.

RED TRAIL ENERGY, LLC

By:  /s/ Gerald Bachmeier

Its:  CEO

Dated:  12/8/2010

FAGEN, INC.

By: /s/ Ron Fagen

Its: President and CEO

Dated:  December 9, 2010

FAGEN ENGINEERING, LLC

By: /s/ Ron Fagen

Its: Chief Manager

Dated:  December 9, 2010

ICM, INC.

By: /s/ Dave VanderGriend

Its: President and CEO

Dated:  December 9, 2010

EXHIBIT B

1.           RTE will procure PRB coal as provided in its existing contract with Westmoreland Coal, dated November 5, 2009 and provide to Fagen and ICM a composite analysis from the sources allowed in said contract.  Upon request, RTE will also provide Fagen and ICM with samples of limestone, sodium bicarbonate, ammonia and any other additives used to control emissions from the boiler during the Testing Period for analysis.  For the purposes of the testing for Required Emissions compliance, the Plant will be run on the Westmoreland Coal as set forth in that contract.

2.           Fagen and ICM will be allowed immediately to place a reasonable number of observers at the Plant, the identity of whom will be subject to the reasonable approval of RTE.  Observers will be provided with full access to all existing operating and maintenance data in its existing form reasonably necessary to understand Plant operations, including, without limitation, DCS data.  None of this data shall be copied by or taken from the site by Fagen/ICM without RTE’s prior written approval, which shall not be unreasonably withheld or delayed.  RTE further agrees to download DCS and CEMS data regarding the Plant as requested by Fagen and ICM, and to immediately provide such data to Fagen and ICM so they may track current and emissions and operational data for the purpose of meeting Required Emissions.

3.           Fagen and ICM will keep confidential and not use for their own benefit RTE data and proprietary information, including, without limitation, any information related to the flue gas recirculation and syrup injection system that RTE will install.  ICM hereby consents to the Owner Scope modifications to the Plant, and agrees that such modifications do not breach the License Agreement attached as Exhibit D to the Lump Sum Design-Build Agreement Between Red Trail Energy, LLC and Fagen, Inc.

4.           Based on Fagen’s recommendations, RTE will promptly, so as not to delay the opportunity for Fagen to meet the Required Emissions levels during the Testing Period, perform normal operations maintenance to repair any broken or malfunctioning equipment (such as, by way of example and not limitation, cleaning or replacement of bags in the baghouse, bed media replacement, cleaning and maintenance of ductwork, recalibration or repair of the CEMS unit, etc.) and ensure that the Plant is otherwise in good working order without the addition of additional equipment; provided, however, that Fagen’s analysis or testing of the ammonia injection system will be at Fagen’s expense and any costs to correct it will be shared equally between Fagen and RTE.  ICM and Fagen shall have the right to inspect the condition of the combustion system and boiler system.

5.           During the Testing Period, Fagen and ICM will provide training on proper operations of the Plant to RTE personnel, and will provide RTE with any necessary amendments to the standard operating manual related to Fagen and ICM’s scope of work on the Plant.

6.           Fagen/ICM will pay for all property damage caused by its activities.  RTE plans to have semi-annual scheduled maintenance Plant shut downs lasting for five days each.  These planned shut downs are scheduled in the spring and fall, with the exact dates established at least one month before the shut down.  RTE will provide reasonable cooperation during the Testing Period to allow for the scheduling of shut downs to accommodate any work by Fagen and ICM.  If Fagen or ICM require the Plant to shut down outside of these planned semi-annual shut down periods, Fagen/ICM shall pay RTE $10,000.00 per day, including cool down and warm-up periods, that the Plant is shut down.  Fagen and ICM will be provided one “free” shut down of two days’ duration without assessment of liquidated damages.

7.           Fagen’s recommended repairs shall be designed to meet regulatory requirements for emission sampling to achieve Required Emissions.

8.           During the Testing Period, RTE operators will follow the instructions of Fagen and ICM, consistent with industry practice, in the operation of the coal island, including without limitation, the reasonable levels of usage of limestone, sodium bicarbonate and ammonia and the cleaning or replacement of the bed media.

9.           The Testing Period will be extended for typical Force Majeure events and delay caused by RTE.

10.           The Testing Period will not start until the Owner’s Scope and all necessary maintenance has been completed, and Fagen and ICM have had a period of thirty (30) days to inspect, monitor and observe operation of the Plant following completion of the Owner’s Scope.  Fagen/ICM, in their sole discretion, shall have the right to perform multiple emission compliance testing during the Testing Period to show compliance with Required Emissions.